Frankly Media, LLC

27-10 Queens Plaza North, Suite 502

Long Island City, NY 11101

December 27, 2017

Mr. Warren Spector

Raycom Media, Inc.

201 Monroe Street

RSA Tower, 20th Floor

Montgomery, AL 36104

Re: Amendments of Frankly Agreements

Dear Warren,

When signed below, the agreements referenced below between Frankly Inc. (“Frankly”) and Raycom Media, Inc. (“Raycom”) will be further amended as follows:

1.	Share Purchase Agreement: Under Section 4.2.1 of the Securities Purchase Agreement dated June 26, 2017 (as previously amended, the “SPA”) between Raycom and Frankly, Frankly is required to increase the number of directors on its Board by two by December 31, 2017. Section 4.2.1 of the SPA is hereby amended to change the December 31, 2017 date to March 31, 2018.

2.	Credit Agreement: Financial Covenants – Sections 9.2.1 (Total Leverage Ratio) and 9.2.2 (Interest Coverage Ratio) of the Credit Agreement provide a schedule of dates that Frankly will become subject to various financial covenant ratios. Each of the calendar quarter end dates identified in Section 9.2.1 (Total Leverage Ratio) and Section 9.2.2 (Interest Coverage Ratio) of the Credit Agreement is hereby revised to a date that is one calendar quarter later than the date indicated (e.g. 12/31/17 revised to 3/31/18).

Except as amended herein, SPA and Credit Agreement will continue in full force and effect. If the foregoing is acceptable, please return a signed copy of this amendment to us at your earliest convenience.

Franky Inc.

By:	/s/ Lou Schwartz
Lou Schwartz
CFO/COO

Accepted and Agreed:

Raycom Media, Inc.

By:	/s/ Warren Spector
Name:	Warren Spector
Title:	CFO

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